Exhibit 3.39
CERTIFICATE OF INCORPORATION
TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:
          I, the undersigned incorporator:
James M. Longpine
1617 Meadowbrook
Enid, Oklahoma 73701
being a person legally competent to enter into contracts, for the purpose of forming a corporation under the “Oklahoma General Corporation Act” of the State of Oklahoma, do hereby adopt the following certificate of Incorporation:
ARTICLE ONE
          1.01 The name of this corporation is HENNESSEY RENTAL TOOLS, INC.
ARTICLE TWO
          2.01 The address of this corporation’s registered office in the State of Oklahoma is 1617 Meadowbrook, Enid, Garfield County, Oklahoma 73701, and the name of this corporation’s registered agent at that address is James M. Longpine.
ARTICLE THREE
           3.01 The duration of this corporation is perpetual.
ARTICLE FOUR
          4.01 The purpose for which the corporation is formed primarily is to sell, lease and/or rent oil and gas equipment to customers and to engage in any lawful purpose, act or activity for which corporations may be organized under the Oklahoma General Corporation Act and the laws of the State of Oklahoma.
ARTICLE FIVE
          5.01 Initially the aggregate number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000), all of which shall be designated as common shares, and each share shall have a par value of $1.00, making a total authorized capital of $10,000.00.
ARTICLE SIX
          6.01 The number of directors to be elected at the first meeting of the shareholders is one, and the name and mailing addresses of each director is as follows:

Name	Mailing Address

James M. Longpine	1617 Meadowbrook
Enid, Oklahoma 73701
ARTICLE SEVEN
          7.01 The name and mailing address of each incorporator is as follows:

Name	Mailing Address

James M. Longpine	1617 Meadowbrook
Enid, Oklahoma 73701
ARTICLE EIGHT
          8.01 The Board of Directors of this corporation shall have full authority, to the extent permitted by law, (i) to increase, decrease or otherwise adjust the capital stock of the corporation, (ii) to designate classes or series thereof, (iii) to determine whether all or any part thereof shall have voting powers, full or limited, or no voting powers, (iv) to determine designations, powers and preferences (relative, participating or optional), or other special rights, qualifications, limitations and restrictions thereof — all as the Board of Directors from time to time shall determine by duly adopted resolutions.
ARTICLE NINE
          9.01 The Board of Directors, from time to time by duly authorized resolution, and without any action by the shareholders, may authorize the corporation to issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the certificate of Incorporation of the corporation as originally; filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the corporation of any class or classes or any series thereof.

When similarly authorized, and without any action by its shareholders, the corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.
ARTICLE TEN
          10.01 The Board of Directors is expressly authorized to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expense, including attorneys’ fees, judgments, fines and amounts paid in settlement to the extent and in the manner permitted by the laws of the State of Oklahoma
ARTICLE ELEVEN
          11.01 The Board of Directors by majority vote, in furtherance and not in limitation of the powers conferred by statute, is expressly authorized:
     (a) To borrow money and direct the officers to execute instruments reflecting indebtedness, and to authorize and cause to be executed mortgages, security, interests and liens upon the real and personal property of the corporation to secure such indebtedness.
     (b) To set apart out of the, funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (c) To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not be or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     (d) To sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as shall deem expedient and for the best interests of the corporation, but only when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders’ meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.
ARTICLE TWELVE
          12.01 Meetings of shareholders may be held within or without the State of Oklahoma as the by-laws may provide or as the directors from time to time shall designate. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated in the by-laws or as the directors from time to time shall designate. Elections of directors shall be by written ballot or verbal ballot as the by-laws provide or as the directors from time to time shall designate.
ARTICLE THIRTEEN
          13.01 To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.
ARTICLE FOURTEEN
          14.01 Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this corporation, as the case may be, and also on this corporation.
ARTICLE FIFTEEN
          15.01 It is specifically provided that no director shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for any transaction from which the director derived an improper personal benefit. The provisions herein shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provisions herein become effective.
ARTICLE SIXTEEN
          16.01 The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.
          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, make this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true.
          EXECUTED this 29th day of September, 1993.

/s/ James M. Longpine
James M. Longpine
INCORPORATOR